EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Peter A. Michel, the Chief Executive Officer of iSECUREtrac Corp. (the “Company”), and Lincoln Zehr, the Chief Financial Officer of the Company, each hereby certifies that:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2011, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: March 12, 2012

/s/ Lincoln D. Zehr	/s/ Kimberly R. Reed

Lincoln D. Zehr	Kimberly R. Reed
Chief Executive Officer	Principal Accounting Officer